UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 22, 2008

iGATE Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

000-21755	25-1802235
(Commission File Number)	(IRS Employer Identification No.)

6528 Kaiser Drive, Fremont, CA	94555
(Address of Principal Executive Offices)	(Zip Code)

(510) 896-3015

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Passing of Mr. Ramachandran Natesan, Chief Financial Officer

On August 15, 2008, iGATE Corporation (the “Company”) issued a press release announcing the unexpected passing of Mr. Ramachandran Natesan, the Company’s Chief Financial Officer and a member of the Board of Directors of iGATE Global Solutions Limited (“iGS”). A copy of the press release is filed herewith as Exhibit 99.1.

Appointment of Mr. Sujit Sircar as New Chief Financial Officer

On August 21, 2008, the Board of Directors of the Company appointed Mr. Sujit Sircar, age 40, to the position of Chief Financial Officer. Mr. Sircar has served as Senior Vice President – Finance for iGS since June 2008. Mr. Sircar joined iGS in April 1998 as Senior Manager- Finance. Mr. Sircar was promoted to the position of Financial Controller in April 2001, and served as Financial Controller until May 2005. In May 2005, he was promoted to the position of Vice President- Finance, and served in that position until June 2008.

Mr. Sircar’s professional experience consists of extensive experience and exposure covering Corporate Finance, Treasury Management, Domestic and International Taxation, and Accounting and Business Laws. He started his career in Wipro Limited and was instrumental in setting up the finance processes for its joint venture with British Telecom. In his five year stint with Wipro Limited, he handled various job responsibilities and was the Finance Head for various divisions of the company. Mr. Sircar is a Chartered Accountant by training and is a Fellow Member of the Institute of Chartered Accountants of India. He holds a Bachelor of Commerce degree from the University of West Bengal.

The terms of Mr. Sircar’s employment as CFO of the Company will be substantially similar to the terms of his prior employment arrangement with the Company.

The Company issued a press release announcing Mr. Sircar’s appointment on August 22, 2008. A copy of the press release is filed herewith as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
99.1	Press release dated August 15, 2008 (re: R. Natesan)

99.2	Press release dated August 22, 2008 (re: appointment of Sujit Sircar)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iGATE CORPORATION

By:	/s/ Mukund Srinath
Name:	Mukund Srinath
Title:	Corporate Secretary

August 22, 2008

Exhibit Index

Exhibit No.	Description
99.1	Press release dated August 15, 2008 (re: R. Natesan)

99.2	Press release dated August 22, 2008 (re: appointment of Sujit Sircar)